                                                                  Exhibit 10.27

                                ESCROW AGREEMENT

                  This ESCROW AGREEMENT (this "Agreement") is made and entered into as of this 17th day of May, 1999 by and among ATRIUM COMPANIES, INC., a Delaware corporation ("Buyer"), those individuals listed on Schedule A hereto (collectively, the "Selling Stockholders") and BANK ONE, TEXAS, N.A., as escrow agent (the "Escrow Agent").

                                    RECITALS:

                  WHEREAS, pursuant to a Stock Purchase Agreement, dated as of May 10, 1999 (the "Stock Purchase Agreement"), by and among Buyer, Champagne Industries, Inc., a Colorado corporation (the "Company"), and the Selling Stockholders, a copy of which is attached hereto as Annex A, Buyer has agreed to purchase from the Selling Stockholders, and the Selling Stockholders have agreed to sell and transfer to Buyer, all of the shares of capital stock of the Company owned by the Selling Stockholders (the "Acquisition"), on the terms and conditions set forth in the Stock Purchase Agreement; and

                  WHEREAS, as an inducement for Buyer to enter into the Stock Purchase Agreement and as a condition precedent to the consummation of the Acquisition, Buyer has required that $250,000 be deposited into escrow account, subject to the terms and conditions set forth herein; and

                  WHEREAS, the Selling Stockholders have determined that it is in their best interests to enter into this Agreement and to establish the escrow arrangement required by Buyer on the terms and conditions set forth herein; and

                  WHEREAS, Buyer, the Selling Stockholders and the Escrow Agent desire to set forth the terms and conditions pursuant to which the Escrow Fund (defined below) and the Payment Fund (defined below) will be held by the Escrow Agent and disbursed to Buyer and/or the Selling Stockholders, as the case may be.

                  NOW, THEREFORE, in consideration of the mutual premises, agreements and covenants set forth herein and in the Stock Purchase Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending legally to be bound, hereby agree as follows:

                                    ARTICLE 1
                                   DEFINITIONS

                  All capitalized terms not otherwise defined herein and defined in the Stock Purchase Agreement shall have the meanings attributed to them in the Stock Purchase Agreement.

                                    ARTICLE 2
                              TERM OF THE AGREEMENT

                  The term of this Agreement shall commence on the date of this Agreement and shall continue in effect until the distribution in full of the Escrow Fund and the Payment Fund pursuant to the terms and conditions set forth herein (the "Term").

                                    ARTICLE 3
                        ESTABLISHMENT OF THE ESCROW FUND
                              AND THE PAYMENT FUND

                  3.01 DELIVERY OF ESCROW FUND AND PAYMENT FUND; RECEIPT BY ESCROW AGENT. On the Closing Date, Buyer shall, in accordance with Section 2(a) of the Stock Purchase Agreement, deliver to the Escrow Agent (i) cash in an aggregate amount of $250,000 (the "Escrow Fund"), which shall be deposited in a segregated account (the "Escrow Account"), and (ii) cash in an aggregate amount equal to $3,382,780 (the "Payment Fund"), which shall be deposited in a segregated non-interest-bearing account (the "Payment Account"). The Escrow Fund shall be invested and reinvested as provided in Section 3.02 below. Any interest that accrues on any portion of the Escrow Fund during the Term shall be considered part of the Escrow Fund. The Escrow Agent agrees to hold and dispose of the Escrow Fund and the Payment Fund in accordance with the terms and conditions of this Agreement. The parties hereto acknowledge and agree that the Escrow Fund and the Payment Fund may not be insured by the Federal Deposit Insurance Corporation. The Escrow Account and the Payment Account shall be under the sole control and dominion of the Escrow Agent and subject to the terms of this Agreement, and shall require an authorized signature of the Escrow Agent in order to make withdrawals therefrom.

                  3.02 INVESTMENT OF THE ESCROW FUND.

                  (a) The Escrow Fund shall be invested, at the written direction of the Selling Stockholders, in any of the following (collectively, the "Permitted Investments"): (i) United States Treasury Bills maturing within ninety-one (91) days of the date of purchase; (ii) demand deposit accounts, money market deposit accounts and certificates of deposit with a term not greater than ninety (90) days with a depository having a reported capital and surplus of not less than $50,000,000; (iii) commercial paper which is rated on the date of purchase in one of the two highest rating categories by both Standard & Poor's Ratings Group and Moody's Investors Service, Inc. (together, the "Rating Agencies") and matures not more than ninety (90) days from the date of purchase; and (iv) investment agreements, guaranteed investment contracts, repurchase agreements and similar investment instruments, the issuer or guarantor of which is rated in one of the two highest rating categories by both of the Rating Agencies or which investment instruments are collateralized by Permitted Investments rated on the date of purchase in one of the two highest rating categories by both of the Rating Agencies, which instruments have a term not greater than ninety (90) days. In the absence of any direction for investing the Escrow Fund, the Escrow Agent shall invest the Escrow Fund in One Group Treasury Only Money Market Fund.

                  (b) The Escrow Agent shall have no liability for any loss incurred as a result of investments made or liquidated by it in accordance with the provisions of this Agreement.

                                    ARTICLE 4
                         DISTRIBUTION OF THE ESCROW FUND
                              AND THE PAYMENT FUND

                  4.01 DISTRIBUTION OF THE ESCROW FUND AND THE PAYMENT FUND.

                  (a) Unless otherwise set forth herein and subject to the terms and conditions of this Agreement, the Escrow Fund minus (i) any Pending Claims Amount (defined below) and (ii) any amounts previously distributed to Buyer pursuant to the terms of this Agreement shall, if such amount is positive, be distributed to the Selling Stockholders on May 17, 2001 (the "Distribution Date") in the manner set forth in a notice given to the Escrow Agent by the Selling Stockholders prior to the Distribution Date. The Distribution Date may be extended in accordance with Section 4.02(b) hereof.

                  (b) Subject to the terms and conditions hereof, the Payment Fund shall be distributed on the Closing Date in the manner set forth on Schedule B hereto, unless otherwise indicated on Schedule B.

                  4.02 INDEMNIFICATION CLAIMS MADE AGAINST THE ESCROW FUND.

                  (a) Subject to the terms and conditions set forth in the Stock Purchase Agreement, at any time following the Closing Date and prior to the Distribution Date, Buyer may deliver written notice (a "Notice of Claim") to the Escrow Agent and to the Selling Stockholders to the effect that Buyer is entitled to indemnification by the Selling Stockholders pursuant to the Stock Purchase Agreement and is entitled to receive payment therefor out of the Escrow Fund, and such Notice of Claim shall constitute the assertion of a claim by Buyer against the Escrow Fund. Each Notice of Claim shall be given in good faith and shall set forth in reasonable detail the nature and estimated amount of the claims, damages, losses, liabilities, Taxes, costs and expenses (including, without limitation, settlement costs, any reasonable legal, accounting or other expenses incurred in connection with investigating or defending any actions or Threatened actions and court costs) and causes of action (collectively, "Losses") giving rise to a right of indemnification. Upon receipt by the Escrow Agent of any Notice of Claim, the Escrow Agent shall retain in the Escrow Fund an amount equal to the Losses claimed by Buyer until such time as there has been a determination of such Losses in accordance with the terms and provisions of the Stock Purchase Agreement (a "Pending Claims Amount").

                  (b) The Selling Stockholders and Buyer shall follow the procedures and be subject to the limitations set forth in Section 14 of the Stock Purchase Agreement, in connection with any claim for indemnification. Any actions taken by Buyer or the Selling Stockholders, as the case may be, pursuant to the provisions of Section 14 of the Stock Purchase Agreement, shall extend the Distribution Date solely with respect to the Pending Claims Amount until such time as there has been a determination of such Losses in accordance with the terms and provisions of the Stock Purchase Agreement. The parties hereto shall promptly notify the Escrow Agent in writing of any event that would extend the Distribution Date.

                  (c) Within two (2) business days after the receipt of any notice of final determination in favor of Buyer with respect to the Selling Stockholders' indemnification obligations (which notice shall be accompanied by a copy of any document, agreement, award or order, judgment or decree evidencing such final determination) or upon written instructions from the Selling Stockholders, the Escrow Agent shall deliver to Buyer from the Escrow Fund, free and clear of any interest of the Selling Stockholders, an amount equal to the amount of such Losses as finally determined in accordance with Section 14 of the Stock Purchase Agreement or as set forth in any written instructions from the Selling Stockholders, as the case may be. In the event that such final determination is in favor of the Selling Stockholders and the Distribution Date has occurred, the Escrow Agent shall deliver to the Selling Stockholders, in the manner set forth in a notice given to the Escrow Agent by the Selling Stockholders prior to such delivery, that amount of the Pending Claims Amount relating to such final determination, if any, in excess of any other remaining Pending Claims Amounts.

                  4.03 PROVISIONS OF THE STOCK PURCHASE AGREEMENT. Nothing in this Agreement shall derogate from, or modify in any respect any of the terms and provisions of the Stock Purchase Agreement, including, without limitation,
Section 14 thereof with respect to indemnification. Nothing in this Agreement shall prevent Buyer from exercising its rights to receive indemnification from the Selling Stockholders pursuant to the Stock Purchase Agreement for amounts in excess of the Escrow Fund.

                                    ARTICLE 5
                             SETTLEMENT OF DISPUTES

                  5.01 SETTLEMENT OF DISPUTES. Other than with respect to matters governed by the Stock Purchase Agreement, which shall be governed by the terms and provisions thereof, any dispute that may arise under this Agreement with respect to (a) the facts upon which the Escrow Agent's determinations are based, (b) the duties of the Escrow Agent hereunder, and (c) any other questions arising under this Agreement, including, without limitation, the basis of a claim for reimbursement or payment from the Escrow Fund, shall be finally determined by (i) mutual agreement of Buyer and the Selling Stockholders (evidenced by appropriate instructions in writing to the Escrow Agent signed by Buyer and the Selling Stockholders) within thirty (30) days after such dispute arises, or (ii) a court of competent jurisdiction in Denver, Colorado; provided, however, that the foregoing shall not be construed to preclude Buyer and the Selling Stockholders from resolving any dispute arising hereunder by mutual agreement in accordance with clause (i) above at any time; provided further, that if the Escrow Agent has deposited the amount remaining in the Escrow Fund with a court pursuant to Section 6.08 hereof, the dispute shall be determined by such court. The Escrow Agent shall be under no duty to institute or defend any proceeding relating to any such dispute and none of the costs and expenses of any such proceeding shall be borne by the Escrow Agent. Pending the resolution of any dispute as provided in this Article V, the Escrow Agent is authorized and directed to retain in its possession the portion of the Escrow Fund that is the subject of or involved in the dispute.

                  5.02 ATTORNEYS' FEES AND EXPENSES. In the event action is brought to enforce the provisions of this Agreement pursuant to this Article V, the non-prevailing parties shall be required to pay the reasonable attorneys' fees and expenses of the prevailing parties, except that if in the opinion of the court deciding such action there is no prevailing party, each party shall pay its own attorneys' fees and expenses.

                                    ARTICLE 6
                     PROVISIONS CONCERNING THE ESCROW AGENT

                  6.01 AMENDMENTS AND MODIFICATIONS. Subject to the provisions of Section 7.06 hereof, the Escrow Agent shall not in any way be bound or affected by any amendment, modification or cancellation of this Agreement which increases or alters the obligations of the Escrow Agent under or pursuant to this Agreement, unless the same shall have been agreed to in writing by the Escrow Agent.

                  6.02 COMPENSATION. The Escrow Agent shall be entitled to the fees set forth on Schedule C attached hereto and to reimbursement for all reasonable out-of-pocket expenses (including the reasonable fees and expenses of counsel) incurred in connection with the performance of its services hereunder. Each of Buyer, on the one hand, and the Selling Stockholders, on the other hand, shall bear one-half of any liability for fees owed to and reimbursement of expenses incurred by the Escrow Agent pursuant to this Section 6.02; provided, that Buyer shall bear the cost of the initial set up fee of the Escrow Fund. Upon receipt by Buyer and the Selling Stockholders of the Escrow Agent's written notice itemizing such fees and out-of-pocket expenses, the Escrow Agent shall be entitled to the payment thereof within thirty (30) days after such written notice is given. Notwithstanding anything to the contrary contained herein, the Escrow Agent shall be entitled to retain from any disbursements requested hereunder any outstanding fees and/or expenses due from the party to whom such funds are to be disbursed. The Escrow Agent is hereby granted a first lien on the portion of the Escrow Fund otherwise payable to a party for all indebtedness that may become owing to the Escrow Agent by such party pursuant to this Escrow Agreement. In the event that such fees or expenses are not paid to the Escrow Agent within thirty (30) days of written notice, the Escrow Agent may charge such fee against that portion of the Escrow Fund, if any, determined to be due to the party from whom such fees and expenses are owed.

                  6.03 DUTIES OF THE ESCROW AGENT. This Agreement sets forth the duties and obligations of the Escrow Agent with respect to any and all matters pertinent to its acting as such hereunder. The Escrow Agent shall not have duties or responsibilities under this Agreement other than those specifically set forth herein and shall act only in accordance with the provisions hereof. Without limiting the generality of the foregoing, the Escrow Agent shall not have any duty or responsibility (i) to enforce or cause to be enforced any of the terms and conditions contained in the Stock Purchase Agreement, or (ii) to verify the accuracy or sufficiency of any notice or other document received by it in connection with this Agreement. The Escrow Agent shall be entitled to rely upon any instructions or directions to it in writing under this Agreement signed by the proper party or parties and shall be entitled to treat as genuine any instruction or document delivered to the Escrow Agent hereunder and reasonably believed by the Escrow Agent to be genuine and to have been presented by the proper party or parties, without being required to determine the authenticity or correctness of any fact stated therein, or the authority or authorization of the person or persons making and/or delivering the same.

                  6.04 LIABILITY OF THE ESCROW AGENT. Neither the Escrow Agent nor any of its officers, directors, employees, shareholders, representatives or agents shall be liable to Buyer, the Selling Stockholders or any other person or entity for or in respect of any Losses resulting from or arising out of any act or failure to act by it in connection with this

Agreement, other than for any Loss which shall be finally adjudicated to be the result of gross negligence or willful misconduct on the part of the Escrow Agent or any such officers, directors, employees, shareholders, representatives or agents. The Escrow Agent shall not be liable or responsible because of the loss of any monies arising as a result of investments made in accordance with this Agreement or through the insolvency or the act of default or omission of any depository in which such monies shall have been deposited.

                  6.05 INDEMNITY OF THE ESCROW AGENT. The Buyer and the Selling Stockholders hereby agree, severally but not jointly, to protect, defend, indemnify and hold harmless the Escrow Agent against any and all costs, losses, damages, liabilities, claims, expenses (including the reasonable fees and expenses of counsel) and claims incurred by it without gross negligence or willful misconduct on the indemnified party's part arising out of or in connection with its entering into this Escrow Agreement and the carrying out of its duties hereunder, including the reasonable costs and expenses of defending itself against any claim of liability relating to this Escrow Agreement.

                  6.06 RESIGNATION OF THE ESCROW AGENT. At any time that the Escrow Agent so chooses, the Escrow Agent may resign from its duties hereunder by giving not less than thirty (30) days' prior written notice to Buyer and the Selling Stockholders and shall designate, by mutual consent, a successor escrow agent; provided, that notwithstanding any resignation date set forth in the Escrow Agent's notice, such resignation shall not take effect until receipt by the Escrow Agent of an instrument duly executed by a successor escrow agent evidencing its appointment as Escrow Agent hereunder and acceptance of this Agreement. If no successor escrow agent is appointed within such thirty (30) day period, the Escrow Agent may deposit the amount remaining in the Escrow Fund with a court of competent jurisdiction as provided in Section 6.08 hereof, whereupon the Escrow Agent shall be discharged of all duties and obligations hereunder.

                  6.07 REMOVAL OF ESCROW AGENT. The Escrow Agent may be removed at any time by mutual agreement of Buyer and the Selling Stockholders by giving not less than thirty (30) days' prior written notice to the Escrow Agent. Prior to the expiration of such thirty (30) day period, Buyer and the Selling Stockholders shall designate, by mutual consent, a successor escrow agent. If no successor escrow agent is appointed within such thirty (30) day period, the Escrow Agent may deposit the amount remaining in the Escrow Fund with a court of competent jurisdiction as provided in Section 6.08 hereof, whereupon the Escrow Agent shall be discharged of all duties and obligations hereunder.

                  6.08 DEPOSIT WITH COURT. Notwithstanding anything herein to the contrary, in the event of any disagreement between any of the parties to this Agreement, or between them and any other person, resulting in adverse claims or demands being made against the Escrow Fund, or in the event the Escrow Agent in good faith is in doubt as to what action it should take hereunder, the Escrow Agent may be discharged of its duties and obligations hereunder upon its deposit, at any time after ten (10) days' written notice to Buyer and the Selling Stockholders, of the amount remaining in the Escrow Fund with a court of competent jurisdiction in Denver, Colorado. The parties hereto hereby submit to the personal jurisdiction of any such court, waive any and all right to contest the jurisdiction of such court, and consent to service of process by hand delivery or mail delivery thereof to their respective addresses set forth in
Section 7.01 hereof.

                  6.09 ABILITY TO CONSULT COUNSEL. The Escrow Agent may confer with legal counsel in the event of any dispute or question as to the construction of any of the provisions hereof, or its duties hereunder, and it shall incur no liability and it shall be fully protected in acting in accordance with the opinions of such counsel.

                                    ARTICLE 7
                                  MISCELLANEOUS

                  7.01 NOTICES. All notices, requests and other communications which are required or permitted hereunder shall be sufficient if given in writing and shall be deemed effective when delivered personally, delivered by registered or certified mail, postage prepaid, five (5) business days after being sent by regular mail with postage prepaid or sent by facsimile transmission (with a copy simultaneously sent by registered or certified mail, postage prepaid), as follows (or to such other address as shall be set forth in a notice given in the same manner):

                  If to Buyer to:       Atrium Companies, Inc.
                                        1341 W. Mockingbird Lane
                                        Suite 1200W
                                        Dallas, Texas  75247
                                        Facsimile: (214) 630-5058

                                        Attn: Jeff L. Hull

                                               and

                                        Atrium Companies, Inc.
                                        c/o Ardshiel, Inc.
                                        230 Park Avenue
                                        Suite 2527
                                        New York, New York  10169
                                        Facsimile: (212) 972-1809

                                        Attn: Daniel T. Morley
                                              James G. Turner

                  Copies to:            Paul, Hastings, Janofsky & Walker LLP
                                        399 Park Avenue, 31st Floor
                                        New York, New York 10022
                                        Facsimile: (212) 319-4090

                                        Attn: Joel M. Simon
                                        Marie Censoplano

                  If to the Selling
                  Stockholders
                  to:                   Donald Sloane
                                        5380 East Sanford Circle
                                        Englewood, Colorado 80110

                                        David Hillard
                                        17555 East Prentice Circle
                                        Aurora, Colorado 80015-2460

                  Copies to:            Minor & Brown PC
                                        650 South Cherry Street
                                        Suite 1100
                                        Denver, Colorado 80246-1813
                                        Facsimile: (303) 320-6330
                                        Attn: Laura Breaker

                  If to the Escrow
                  Agent to:             Bank One, Texas, N.A.
                                        8111 Preston Road
                                        2nd Floor
                                        Dallas, Texas  75225
                                        Facsimile: (214) 360-3980

                                        Attn: Corporate Trust Department

A copy of any notice or other communication given or made to or by the Escrow Agent pursuant to this Agreement shall in addition be given or made to each of the other parties hereto.

                  7.02 COUNTERPARTS. This Agreement may be executed in several counterparts each of which is an original and all of which, taken together, shall constitute a single instrument.

                  7.03 CONTENTS OF AGREEMENT: PARTIES IN INTEREST, ETC. This Agreement and the Stock Purchase Agreement set forth the entire understanding of the parties. Any previous agreements or understandings between the parties regarding the subject matter hereof are merged into and superseded by this Agreement. All representations, warranties, covenants, terms, conditions and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective heirs, legal representatives, successors and permitted assigns of the parties hereto. Neither this Agreement nor any rights, interest or obligations hereunder may be assigned by any party without the prior written consent of all other parties hereto.

                  7.04 NEW YORK LAW TO GOVERN; VENUE. This Agreement shall be construed and enforced in accordance with the laws of the State of New York without regard to the principles of conflict of laws. The parties hereto agree to submit to the personal and exclusive jurisdiction of the state and federal courts serving Denver, Colorado with respect to the enforcement or interpretation of this Agreement or the parties' obligations hereunder. Each party hereto irrevocably consents to the service of any and all process in any action or proceeding by the mailing of copies of such process by registered or certified mail to such party at the address specified in Section 7.01 hereof.

Nothing in this section shall affect the right of any party hereto to serve legal process in any other manner permitted by law. Each party hereto irrevocably waives, to the full extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

                  7.05 SECTION HEADINGS. The section headings herein have been inserted for convenience of reference only and shall in no way modify or restrict any of the terms or provisions hereof.

                  7.06 MODIFICATION AND WAIVER. Any of the terms or conditions of this Agreement may be waived in writing at any time by the party which is entitled to the benefits thereof, and this Agreement may be modified or amended at any time by Buyer, the Selling Stockholders and the Escrow Agent. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by Buyer and the Selling Stockholder and, in the case of
Article VI only, the Escrow Agent. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof nor shall such waiver constitute a continuing waiver.

                  7.07 INVALID PROVISIONS. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws, such provision shall be fully severable, this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Agreement, and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Agreement.

                  7.08 THIRD PARTY BENEFICIARIES. Except as otherwise expressly set forth herein, no individual or entity shall be a third-party beneficiary of the representations, warranties, covenants and agreements made by any party hereto.

                  7.09 TERMINATION.

                  (a) This Agreement may, by written notice given prior to or at the Closing, be terminated:

                          (1) By any of the parties hereto if the Stock Purchase Agreement is terminated pursuant to its terms; or

                          (2) By mutual written consent of Buyer and the Selling Stockholders.

                  (b) The Escrow Agent's rights to indemnity and to receive payment of its fees and expenses shall survive any termination of this Escrow Agreement.

                  7.10 SECURITIES STATEMENTS. Pursuant to the regulations of the Office of the Comptroller of the Currency, 12 C.F.R. 12.5(a), Buyer and the Selling Stockholders have the right to receive, at no additional cost and within five (5) business days of the transaction, a written notification disclosing certain information relating to securities purchase and sale transactions in the Escrow Account. The Escrow Agent has the option of furnishing to Buyer and the Selling Stockholders either (i) a copy of the broker-dealer confirmation relating to the transaction, or (ii) a written notification disclosing the Escrow Agent's name, the account name, the Escrow Agent's capacity in the transaction, the date of execution (and, upon the Buyer's and the Selling Stockholders' written request, the time of execution) of the transaction, the identity, price and number of shares involved, the remuneration to the broker-dealer and its identity, the total remuneration to be received by the Escrow Agent, and, if no broker-dealer was involved, the identity of the person from whom the security was purchased or to whom it was sold.

                  In lieu of the foregoing time and form of notification, Buyer and the Selling Stockholders agree that the Escrow Agent's periodic statements, transmitted pursuant to the terms of this Escrow Agreement, will suffice.

                  7.11 FORM 1099. The Escrow Agent shall provide any Form 1099 required to be provided in respect of each of the Escrow Fund to the Selling Stockholders.

                  7.12 AUTHORIZED SIGNATORIES. The following persons are authorized to direct the Escrow Agent regarding any transactions to this Escrow Agreement including, but not limited to, investment and/or disbursement of the funds and securities held hereunder. In the case of the Selling Stockholders, authorization of both individuals is required.

           /s/ Jeff L. Hull                       /s/ Donald Sloane
           ---------------------------            ------------------------------
           Jeff L. Hull, on                       Donald Sloane
              behalf of Buyer

           /s/ James G. Turner                    /s/ David Hilliard
           ---------------------------            ------------------------------
           James G. Turner, on                    David Hilliard
              behalf of Buyer

                  7.13 TAX LIABILITIES. Buyer and the Selling Stockholders, severally and not jointly, warrant to the Escrow Agent that there are no federal, state or local tax liabilities or, except as set forth in Section 7.11, filing requirements whatsoever concerning the Escrow Agent's actions contemplated hereunder and, severally and not jointly, warrant and represent to the Escrow Agent that the Escrow Agent has no duty to withhold or file any report or any tax liability under any federal or state income tax, local or state property tax, local or state sales or use taxes, or any other tax by any taxing authority. Buyer and the Selling Stockholders, severally and not jointly, hereto agree to indemnify the Escrow Agent fully from any tax liability, penalties or interest incurred by the Escrow Agent arising hereunder and agree to pay in full any such tax liability together with penalty and interest, if any, that is ultimately assessed against the Escrow Agent for any reason as a result of its action or inaction (other than for its gross negligence or willful misconduct) hereunder (except for the Escrow Agent's individual income tax liability).

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and the year first above written.


                                    ATRIUM COMPANIES, INC.


                                    By: /s/ Jeff L. Hull
                                        --------------------------------------
                                         Name: Jeff L. Hull
                                         Title: Executive Vice President
                                                Chief Financial Officer

                                    DONALD SLOANE

                                    /s/ Donald Sloane
                                    ------------------------------------------


                                    DAVID HILLIARD

                                    /s/ David Hilliard
                                    ------------------------------------------


                                    BANK ONE, TEXAS, N.A.,
                                    as Escrow Agent


                                    By: /s/ Amy Perkins
                                        --------------------------------------
                                         Name:
                                         Title:

                                   SCHEDULE A

                              SELLING STOCKHOLDERS

          Name                        Percentage of the Company Stock Sold
          ----                        ------------------------------------
Donald Sloane                                        86.67%
David Hilliard                                       13.33%

                                   SCHEDULE B

                     PAYMENTS TO BE MADE ON THE CLOSING DATE

                   S.S.#/Tax                                  Payment          Payment                               Amount as
Payee              I.D.#         Purpose                      Method           Instructions                          of 5/17/99
Atrium Companies                 Income Tax Estimate          Wire Transfer    Bank Boston                           $169,916
                                 Bonus $10,000 Steve Dobler                    ABA-011000390
                                                                               Apply to: Atrium Companies, Inc.
                                                                               Acct. No. 26980085

Donald Sloane      ###-##-####   Purchase Price for Stock     Wire Transfer    Citywide Bank                         $2,231,051.93
                                                                               ABA-107001070
                                                                               Apply to: Donald A. Sloane
                                                                               Hyla R. Sloane
                                                                               Acct. No. 300343548

David Hilliard     ###-##-####   Purchase Price for Stock     Wire Transfer    Citywide Bank                         $343,139.75
                                                                               ABA-107001070
                                                                               Apply to: David Hilliard
                                                                               Acct. No. 317324

AT&T Leasing                     Hyster Lease Payoff          Wire Transfer    AT&T Leasing Services                 $7,238.02
Services                                                                       US Bank ABA 123000220
                                                                               Account # 153600103169
                                                                               Attn: Rebecca Mock
                                                                               Apply to: Champagne Industries, Inc.
                                                                               Acct. No. 402-0006067-003

Citywide Bank                    Loan Payoff                  Wire Transfer    Citywide Banks                        $507,455.47
                                                                               ABA-107001070
                                                                               Attn: Kathy Stanek
                                                                               Apply to: Champagne Industries, Inc.
                                                                               Loan No. 10101075
                                                                               Loan No. 10101067

Graybar Financial                Lease Payoff                 Certified Funds  Graybar Financial                     $21,301.38
                                                                               P.O. Box 73258                        (no per
                                                                               Chicago, IL 60673-7258                diem)
                                                                               Apply to: Champagne Industries, Inc.
                                                                               Lease No. 5000429

US Bancorp                       Mikron Lease Payoff          Wire Transfer    U.S. Bank                              $73,344.15
                                                                               ABA Routing No. 123-000-220            (This amount
                                                                               Attn: 10613                            does not
                                                                               Apply to: U.S. Bancorp Leasing         include
                                                                               & Financial                            $11,291.44
                                                                               Acct. No. 153600018292                 which
                                                                                                                      Atrium will
                                                                                                                      pay.)

Minor & Brown, P.C.              Attorney Fees Payoff         Wire Transfer    Bank One                               $29,333.30
                                                                               Routing No. 102001017
                                                                               Acct. Name: Minor & Brown, P.C.
                                                                               Operating Account
                                                                               Acct. No. 1200386298                   -------------
Total                                                                                                                 $3,382,780.00


                                   SCHEDULE C

                                ESCROW AGENT FEES

                                     ANNEX A

                            STOCK PURCHASE AGREEMENT